Boston Scientific Chief Financial Officer (CFO) Dan Brennan to retire; Jon Monson, senior vice president, Investor Relations to succeed Brennan
MARLBOROUGH, Mass., April 23, 2025 – Boston Scientific Corporation (NYSE: BSX) today announced that Dan Brennan, executive vice president and chief financial officer, has elected to retire following nearly 30 successful years with the company. Brennan will transition out of the chief financial officer position at the end of June and is expected to remain with Boston Scientific as a senior advisor through early October 2025.

“I thank Dan for his incredible leadership and tremendous contributions to Boston Scientific,” said Mike Mahoney, chairman and chief executive officer. “Dan is an exceptional leader, financial steward and teammate. He has been a critical leader on our global team as we have transformed the trajectory of BSX financial performance over many years. In addition to helping lead our highly differentiated financial performance, Dan has been central to building our strong values and culture. Throughout his career, he has been instrumental in developing talent within the financial organization. He and his team have overseen numerous strategic internal and external investment opportunities across our businesses since he assumed CFO responsibilities in 2014.”

Jon Monson, currently senior vice president, Investor Relations will succeed Brennan as executive vice president and CFO, effective June 30, 2025, reporting to Mahoney. Brennan and Monson will work closely together to ensure a smooth transition. In this role, Jon will be a member of the Executive Committee and have responsibility for several company functions, including global controllership, global internal audit, corporate finance, treasury, corporate tax, investor relations and corporate business development. In addition to overseeing these functions, Jon will also drive capability and talent development across the company’s global Finance organization.

“Jon is a proven leader who is known for his strategic mindset, diligent and thoughtful leadership and focus on high performance and continuous innovation,” said Mahoney. “Having been with Boston Scientific for more than 25 years, he brings broad financial experience and expertise across many areas of the company which will serve him well in his new role.”

Prior to his current position leading Investor Relations, Jon held multiple roles of increasing responsibility across Boston Scientific Finance, including five years as global controller and chief accounting officer and, prior to that, four years as vice president and controller of the company's Urology business. As global controller, he played a key leadership role in navigating the company through volatile financial periods, including the 2020 pandemic. He is a certified public accountant and earned his Bachelor of Arts degree in economics and accounting from the College of the Holy Cross.

About Boston Scientific
Boston Scientific transforms lives through innovative medical technologies that improve the health of patients around the world. As a global medical technology leader for more than 45 years, we advance science for life by providing a broad range of high-performance solutions that address unmet patient needs and reduce the cost of healthcare. Our portfolio of devices and therapies helps physicians diagnose and treat complex cardiovascular, respiratory, digestive, oncological, neurological and urological diseases and conditions. Learn more at www.bostonscientific.com and connect on LinkedIn and X.

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CONTACT:

Media:	Chanel Hastings 508-382-0288 (office) Media Relations Boston Scientific Corporation chanel.hastings@bsci.com	Investors:	Jonathan Monson 508-683-5450 (office) Investor Relations Boston Scientific Corporation BSXInvestorRelations@bsci.com

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